ASSET SALE AGREEMENT

FOR USED 10,000 TPD GOLD PROCESSING PLANT

THIS AGREEMENT (“Agreement”) is made, entered into, and is effective this 4th day of January 2008, by and among DEL NORTE COMPANY LTD. (“Seller”) of Level 28, Three Pacific Place, 1 Queen’s Road East, Hong Kong and A.M. KING INDUSTRIES, INC. (“Seller Guarantor/Contractor”) of 2875 Feather River Boulevard, Oroville, California USA, MINERA PAREDONES AMARILLOS SA DE CV (“Buyer”) of Sonoro No 760E, Gomez Farias Y de Independencia, Col Pueblo Nuevo, La Paz, Mexico 23060 and VISTA GOLD CORP. (“Buyer Guarantor”) of Suite 5, 7961 Shaffer Parkway, Littleton, Colorado 80127 USA

WITNESSETH:

WHEREAS Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the 10,000 TPD Gold Processing Plant and all related mineral processing equipment located at the Colomac Mine, including the assets generally described in Attachment “A” to this Agreement (such assets, the “Attachment “A” Colomac Mine Assets”) and the assets generally described in Attachment “B” to this Agreement (such assets, the “Attachment “B” Colomac Mine Assets” and together with the Attachment “A” Colomac Mine Assets and all other mineral processing equipment related to the 10,000 TPD Gold Processing Plant located at the Colomac Mine, collectively referred to as the “Colomac Mine Assets”);

WHEREAS Seller is a wholly-owned subsidiary of Seller Guarantor/Contractor, and Seller Guarantor/Contractor has agreed to guarantee certain obligations of Seller and to perform certain services, in connection with such purchase and sale;

WHEREAS Buyer is a wholly-owned subsidiary of Buyer Guarantor, and Buyer Guarantor has agreed to guarantee certain obligations of Buyer in connection with such purchase and sale;

and

WHEREAS Seller, Seller Guarantor/Contractor, Buyer and Buyer Guarantor desire to enter into an agreement setting forth the terms and conditions of such purchase and sale and related matters.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and undertakings hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties do hereby agree as follows:

                1.                                      Purchase and Sale

1.1                                 Purchase and Sale:

a.               Buyer hereby agrees to purchase and receive from Seller, and Seller hereby agrees to sell and transfer to Buyer, the Attachment “A” Colomac Mine Assets, pursuant to the terms and conditions set forth herein.

b.               Buyer hereby agrees to purchase and receive from Seller, and Seller hereby agrees to sell and transfer to Buyer, the Attachment “B” Colomac Mine Assets, pursuant to the terms and conditions set forth herein.

1.2                                 Documentation:

a.               Buyer understands and agrees that Seller is not making available any documentation, reports, drawings or instruction manuals of Attachment “A” Colomac Mine Assets being sold, other than those listed in Attachment “A” to this Agreement.

b.               Buyer understands and agrees that Seller is not making available any documentation, reports, drawings or instruction manuals of Attachment “B” Colomac Mine Assets being sold, other than those listed in Attachment “B” to this Agreement.

1.3                                 Indemnification:

a.               To the fullest extent not prohibited by law, Seller and Seller Guarantor/Contractor shall indemnify, defend and hold harmless Buyer and Buyer Guarantor, and their respective directors, officers, agents and employees from and against all claims, damages, losses and expenses (including but not limited to attorney’s fees) arising by reason of any act or failure to act, negligent or otherwise, of Seller and/or Seller Guarantor/Contractor in connection with the dismantling, loading and transporting of the Attachment “A” Colomac Mine Assets as contemplated by this Agreement.  For greater certainty, notwithstanding the foregoing Buyer and Buyer Guarantor acknowledge and agree that the Attachment “A” Colomac Mine Assets are being sold “as is” and with all faults that exist on the date of this Agreement and that accordingly, the indemnification contemplated by this section shall not cover claims, damages, losses or expenses arising as a result of the pre-existing condition of the Attachment “A” Colomac Mine Assets on the date of this Agreement.

b.              To the fullest extent not prohibited by law, Buyer and Buyer Guarantor shall indemnify, defend and hold harmless Seller and Seller Guarantor/Contractor, and their respective directors, officers, agents and employees from and against all claims, damages, losses and expenses (including but not limited to attorney’s fees) arising by reason of any act or failure to act, negligent or otherwise, of Buyer and/or Buyer Guarantor in connection with the dismantling, loading, removal and transporting of the Attachment “B” Colomac Mine Assets as contemplated by this Agreement.

1.4                                 Inspection:

i.                  Buyer certifies that it is fully acquainted with the Attachment “A” Colomac Mine Assets, the condition of the Attachment “A” Colomac Mine Assets, and the storage facility area in which the Attachment “A” Colomac Mine Assets are located. Seller is familiar with the delivery, handling, loading and shipping which may be necessary for the removal and shipment of the Attachment “A” Colomac Mine Assets.

ii.               Buyer certifies that it is fully acquainted with the Attachment “B” Colomac Mine Assets, the condition of the Attachment “B” Colomac Mine Assets, and the storage facility area in which the Attachment “B” Colomac Mine Assets are located, and is familiar with the delivery, handling, loading and shipping which may be necessary for the removal and shipment of the Attachment “B” Colomac Mine Assets.

                2.                                      Purchase Price and Other Costs

2.1                                 Amount and Payment Terms:  The purchase price for the Colomac Mine Assets shall be US Dollars sixteen million ten thousand dollars (USD$16,010,000.00) (the “Purchase Price”), which shall be paid as follows:

(i)                                     50% of the Purchase Price, US Dollars eight million five thousand dollars (USD $8,005,000), shall be payable promptly upon execution of this Agreement.

(ii)                                  25% of the Purchase Price, US Dollars four million two thousand five hundred dollars (USD $4,002,500), shall be payable upon receipt by Buyer of written confirmation from Seller that the Attachment “A” Colomac Mine Assets have been dismantled and are ready to be transported in the manner contemplated by this Agreement.

(iii) The remaining 25% of the Purchase Price, US Dollars four million two thousand five hundred dollars (USD $4,002,500), shall be payable upon delivery of the Attachment “A” Colomac Mine Assets to Buyer as contemplated by this Agreement at the location in Edmonton, Alberta identified by Buyer.

2.2                                 Other Costs:

a.               Seller and/or Seller Guarantor/Contractor shall be responsible, at their expense, for all costs associated with the dismantling and delivery of the Attachment “A” Colomac Mine Assets to the storage site in Edmonton, Alberta identified by Buyer (such site, the “Buyer’s Yard”), save and except only unforeseen extraordinary expenses associated with the 2008 Ice Road which shall be shared in the manner contemplated by this Agreement.  Buyer and/or Buyer Guarantor shall be responsible for all costs of storage and unloading of the Attachment “A” Colomac Mine Assets upon arrival at the Buyer’s Yard.

b.              Buyer and/or Buyer Guarantor shall be solely responsible for and shall bear all costs associated with dismantling and shipping the Attachment “B” Colomac Mine Assets, and any and all other costs and expenses incurred in connection with the relocation of the Attachment “B” Colomac Mine Assets from the Colomac Mine site (the “Site”).

c.               The Buyer’s Yard shall be readily accessible to multiple axle trucks and suitable for discharge of the Attachment “A” Colomac Mine Assets.  Any loss, damage or expense caused by delay in discharge of the Attachment “A” Colomac Mine Assets as a result of the unavailability or unsuitableness of the Buyer’s Yard shall be borne by Buyer, and shall be in addition to the Purchase Price.

d.              Each party shall bear and pay any taxes that may be applicable to them in connection with the transactions contemplated by this Agreement.

2.3                                 Form of Payment:  The Purchase Price shall be paid by Buyer to Seller in US dollars.

2.5                                 Payment Recipient:  All payments shall be made directly to Seller as directed by Seller.

2.6                                 Condition for Removal:

a.               Seller shall not begin any removal of the Attachment “A” Colomac Mine Assets from the Site until the 75% of the Purchase Price has been paid to and received by Seller.

b.              Without the prior specific agreement of Seller, which shall not unreasonably be withheld, Buyer shall not begin any removal of the Attachment “B” Colomac Mine Assets from the Site until the 100% of the Purchase Price has been paid to and received by Seller.

2.7                                 Time for Removal:

a.               The Attachment “A” Colomac Mine Assets shall be removed by Seller from the Site by no later than April 30, 2008.

b.               The Attachment “B” Colomac Mine Assets shall be removed by Buyer from the Site by no later than April 30, 2009.

c.               All of the Colomac Mine Assets are to be removed from the Site or placed in agreed on-site storage by no later than April 30, 2009.  Assets not removed from the Site or placed in agreed on-site storage by April 30, 2009 shall be considered to have been abandoned by Buyer with the intention and effect that full title and right to possession shall revert to Seller without any adjustment in Purchase Price, unless otherwise agreed by Seller and Buyer or unless such non-removal or failure to so store occurred as a result of the breach of the terms of this Agreement by Seller or Seller Guarantor/Contractor.  Subject to the foregoing, Seller may thereafter, without any notice to Buyer, take any action Seller deems appropriate to sell, use or dispose of such assets.  Should Buyer desire on-site storage, such arrangements shall be made with Seller, who shall attempt reasonably to accommodate Buyer.  The agreed costs of on-site storage requested by Buyer shall be borne by Buyer and shall be in addition to the Purchase Price.

                3.                                      Title, Lien and Risk of Loss

3.1                                 Title:  Immediately upon Seller’s receipt from Buyer of the first 50% of the Purchase Price, Buyer shall have unconditional title to the Colomac Mine Assets subject only to the Seller’s lien on such assets as contemplated by section 3.2.

3.2                                 Lien:  Effective upon payment of the first 50% of the Purchase Price, Buyer shall have power to convey title of any of the Colomac Mine Assets to others, subject to Seller’s actual lien on the assets for payment of the balance of the Purchase Price from Buyer.  Buyer shall notify any purchasers of the Colomac Mine Assets of this lien, but this lien shall not be defeated or diminished if Buyer fails in this duty.  This lien shall be both possessory and shall follow the Colomac Mine Assets, or any part of them, into the hands of third parties and shall be superior to their rights of possession or ownership.  Should it be necessary to enforce this lien, it may be enforced by repossession or by litigation or both, and Buyer agrees to indemnify and pay all Seller’s actual legal fees, costs, damages and expenses in connection with such enforcement.

3.3                                 Risk of Loss:  Except as contemplated by this section, upon passage of title to the Colomac Mine Assets as contemplated herein, all risks of loss or damage to Colomac Mine Assets shall pass to Buyer.  Notwithstanding the foregoing, Seller and Seller Guarantor/Contractor shall remain fully responsible for any loss or damage to the Attachment “A” Colomac Mine Assets until they are delivered to Buyer at the Buyer’s Yard as contemplated by this Agreement, other than any damage occurring to the Attachment “A” Colomac Mine Assets as a result of the pre-existing condition of such assets on the date of this Agreement for which Seller and Seller Guarantor/Contractor shall not be responsible.

                                                In addition, it is expressly agreed that:

a) Seller and/or Seller Guarantor/Contractor shall carefully and properly dismantle, match mark, prepare for shipment and ship all Attachment “A” Colomac Mine Assets to the Buyer’s Yard as contemplated by this Agreement at Seller’s and/or Seller Guarantor/Contractor’s expense;

b) Seller and/or Seller Guarantor/Contractor shall endeavor to the greatest reasonably feasible degree to accomplish such shipment on the 2008 Ice Road; and

c) Seller shall have a fully insurable interest in the Colomac Mine Assets to their full contractual value herein, and shall maintain, and ensure that its contractors maintain, in effect all necessary value, contractor and trucking or transportation insurance and shall, if feasible and requested by Buyer, name Buyer as an additional insured on its policies of insurance.

3.4                                 Transfer Documentation:  Seller and Seller Guarantor/Contractor each covenant to take all actions necessary to evidence and complete the transfer of title for the Colomac Mine Assets to Buyer, and shall deliver to Buyer a bill of sale in respect of the purchase of the Colomac Mine Assets promptly upon Seller’s receipt of the first 50% of the Purchase Price.  Notwithstanding the foregoing, failure of Seller and/or Seller Guarantor/Contractor to deliver a bill of sale shall not affect Buyer’s title to the Colomac Mine Assets.

                4.                                      Removal of Assets and Buyer Responsibilities

4.1                                 Access:

                    Following transfer of title to the Colomac Mine Assets to Buyer as contemplated by this Agreement (the date of such transfer, the “Transfer Date”), Seller shall give Buyer, its representative and its designated contractor’s reasonable access to the Site, including for the purposes of dismantling, removal, cleaning and preparation of the Attachment “B” Colomac Mine Assets for transport.

4.2                                 Responsibility:

a.                  Seller and Seller Guarantor/Contractor shall remain fully responsible for any loss or damage to the Attachment “A” Colomac Mine Assets until they are delivered to Buyer at the Buyer’s Yard as contemplated by this Agreement, other than any damage occurring to the Attachment “A” Colomac Mine Assets as a result of the pre-existing condition of such assets on the date of this Agreement for which Seller and Seller Guarantor/Contractor shall not be responsible.

b.                 Effective as of the Transfer Date, Buyer assumes sole responsibility for all risks inherent in the storage of the Attachment “B” Colomac Mine Assets at the Site, and the safety of loading, securing loads and hauling, during the removal of the Attachment “B” Colomac Mine Assets from the Site, provided that Seller and Seller Guarantor/Contractor shall remain responsible for any loss or damage to the Attachment “B” Colomac Mine Assets that occurs as a result of or in connection with the dismantling, match marking, and preparation for shipment of the Attachment “A” Colomac Mine Assets by or on behalf of Seller and/or Seller Guarantor/Contractor other than any damage occurring to the Attachment “B” Colomac Mine Assets as a result of the pre-existing condition of such assets on the date of this Agreement.

4.3                               Removal:

a.               Seller and/or Seller Guarantor/Contractor shall be fully responsible to make necessary arrangements and insurance requirements with loading contractors and transportation contractors, and shall pay all costs, associated with dismantling, match marking, preparing for shipment and transportation of the Attachment “A” Colomac Mine Assets to the Buyer’s Yard, save and except only unforeseen extraordinary expenses associated with the 2008 Ice Road which shall be shared in the manner contemplated by this Agreement.

b.               Buyer and/or Buyer Guarantor shall be fully responsible to make necessary arrangements and insurance requirements with Seller and/or Seller Guarantor/Contractor, loading contractors and transportation contractors, and shall pay all costs, associated with dismantling, match marking, preparing for shipment and transportation of the Attachment “B” Colomac Mine Assets, and (as contemplated by section 2.7 of this Agreement) shall pay any agreed costs for the storage of such assets incurred from and after the Transfer Date.

c.             Buyer and/or Buyer Guarantor shall be responsible for any and all damage that its activity causes to property at the Site that is not covered by this Agreement, including property of others, and to damage or injury that arises from Buyer or Buyer Guarantor’s agents or such agents’ contractors’ activities in connection with removal or non-removal of Attachment “B” Colomac Mine Assets, whether direct or consequential in nature, and whether manifested as work stoppages, injury to persons, equipment, facilities or real property, or damage to the environment.  In case of an allegation of such damage or injury associated with Attachment “B” Colomac Mine Assets, Buyer and Buyer Guarantor agree forthwith upon demand and entirely at their own expense to hold harmless, defend and indemnify Seller for any such damage or injury without raising any claim of Seller’s contributory fault.

4.4                                 No other Representations or Warranties of Seller: Buyer hereby represents that it has relied upon its own examination of the Colomac Mine Assets, storage facility and adjacent premises, that neither Seller nor any of its representatives, agents or employees has made any representations or warranties concerning the Colomac Mine Assets other than as set forth in Section 6.1 of this Agreement, or, if any such representations or warranties have been made, Buyer hereby acknowledges and agrees that it will not be, and that it is not, relying on any such representations or warranties other than those set forth in Section 6.1 of this Agreement.  Buyer further represents that:

(i)                                     it has fully inspected the Colomac Mine Assets;

(ii)                                  it is experienced in evaluating the condition of assets of the nature of the Colomac Mine Assets to be purchased hereunder; and

(iii)                               it is satisfied as to the condition of the Colomac Mine Assets based upon its inspections of the same.

5.                                      Disclaimer of Warranty

THE PARTIES HEREBY AGREE THAT THE ATTACHMENT “A” COLOMAC MINE ASSETS ARE SOLD AS IS AND WITH ALL FAULTS THAT EXIST ON THE DATE OF THIS AGREEMENT, AND THAT THE ATTACHMENT “B” COLOMAC MINE ASSETS ARE SOLD AS IS, WHERE IS AT THE SITE AND ARE THE RESPONSIBILITY OF THE BUYER TO REMOVE AND SHIP.

THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT SELLER MAKES NO REPRESENTATIONS AND NO WARRANTIES WHATSOEVER, WHETHER FOR MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR USE OR OTHERWISE, WHETHER EXPRESS OR IMPLIED, IN FACT OR BY LAW, OTHER THAN THOSE SPECIFICALLY SET FORTH IN THIS AGREEMENT.

EXCEPT AS SPECIFICALLY CONTEMPLATED BY THIS AGREEMENT, SELLER SHALL BE UNDER NO OBLIGATION TO PRESERVE THE COLOMAC MINE ASSETS FROM AND AFTER THE DATE OF THIS AGREEMENT, AND EXCEPT AS SPECIFICALLY CONTEMPLATED BY THIS AGREEMENT, THE RISK OF DETERIORATION IN THE COLOMAC MINE ASSETS FROM AND AFTER THE DATE OF THIS AGREEMENT SHALL BE SOLELY BORNE BY BUYER.

6.                                      Representations and Obligations of Seller and Seller Guarantor/Contractor:

6.1                                 Representations and Warranties:  Seller represents and warrants that it has title to the Colomac Mine Assets, free and clear of all liens, security interests and encumbrances and claims of third parties of any kind whatsoever.

Seller further represents and warrants that:

•                 it has the corporate power and authority to enter into this Agreement, to consummate all transactions contemplated herein, to perform its obligations hereunder, and to transfer legal title to and to transfer beneficial ownership of the Colomac Mine Assets to Buyer on the terms and conditions hereof, free and clear of all liens, security interests and encumbrances and claims of third parties of any kind whatsoever;

•                  it has not disposed or agreed to dispose of or granted an option to any person to purchase any of the Colomac Mine Assets or any interest in any of the Colomac Mine Assets other than under this Agreement;

•                  there is no unsatisfied judgment, order, writ of execution, arbitral award or decision of any court, tribunal or arbitrator against Seller or any of the Colomac Mine Assets; and

•                  there is no outstanding claim, demand, dispute, litigation, arbitration, prosecution or investigation pending;  nor to the best of the knowledge of Seller , threatened against Seller.

Seller Guarantor/Contractor represents and warrants that it has the corporate power and authority to enter into this Agreement, to consummate all transactions contemplated herein, and to perform its obligations hereunder.

6.2                                 No Obligation to provide security:  Seller shall have no obligation to provide security, protection, or otherwise safeguard Buyer, its representatives or contractors while on the Site.  Buyer agrees that it shall have no claim or cause of action for loss or damage to any employee, officer, director, representative, contractor or agent of Buyer, any personal property of any employee, officer, director or agent of Buyer or the Colomac Mine Assets by virtue of Seller not providing security or other protection for the same, and it shall hold harmless, indemnify and defend Seller from any such claim made by its personnel or contractors, however brought.

7.                                      Representations and Obligations of Buyer and Buyer Guarantor:

7.1                                  Representations and Warranties:  Buyer represents and warrants that it has the corporate power and authority to enter into this Agreement, to consummate all transactions contemplated herein, and to perform its obligations hereunder.

Buyer Guarantor represents and warrants that it has the corporate power and authority to enter into this Agreement, to consummate all transactions contemplated herein, and to perform its obligations hereunder.

7.2                                  Further Indemnification:  Buyer shall, upon written request of Seller, defend Seller, its affiliated and related entities, and the employees, officers, directors, and agents thereof (collectively, the “Seller Parties”) from and in respect of any litigation in which Buyers and/or its employees’ or affiliates’ alleged negligence or willful misconduct is the basis, for which damages are sought, and shall indemnify and save and hold harmless the Seller Parties from and against any and all claims, loss, damage, injury, liability, costs, and expenses of whatsoever kind or nature, including reasonable attorneys’ fees, demands, recoveries, and judgments, in all cases to the extent caused by reason of any negligent act or willful misconduct of Buyer or its employees, officers, subcontractors, agents and representatives, in the performance of this Agreement or in consequence of any actual or alleged negligence of Buyer or any of its employees or affiliates in the performance of this Agreement.

7.3                                  Independent contractor:  Buyer, and any of its agents and employees, shall be considered for all purposes independent contractors for purposes of any of their activities on the Site.

8.                                      Ice Road

a) 2008 Ice Road

Buyer and Seller recognize that much of the Colomac Mine Assets can only be removed on an Ice Road, and it is the desire and intention of both parties to dismantle, to prepare for shipment and to ship all of the Attachment “A” Colomac Mine Assets on the 2008 Ice Road, with anticipated transportation at the end of February and during March, 2008.  The parties recognize that an Ice Road is subject to overwhelming forces of nature.  This Agreement will not fail if the 2008 Ice Road becomes unfeasible or impassable but the parties agree, to the fullest reasonable extent possible, to discuss, and create alternative and contingent plans to address Ice Road conditions with the goal of delivering the Attachment “A” Colomac Mine Assets to the Buyer’s Yard in a timely manner.  In the event that Ice Road transportation is interrupted or delayed but can be accomplished through extraordinary financial expenditures or by contingency plans, the parties agree to share equally any related expenses that are agreed to by the parties.

b) Attachment “B” Colomac Mine Assets in 2008

Notwithstanding anything in this Agreement to the contrary, Buyer shall have the right, at its risk and expense, to dismantle, prepare for shipment and to ship any of the Attachment “B” Colomac Mine Assets over the 2008 Ice Road, provided that it is the desire and intention of the parties that any such activity should be subordinate to the primary activity of successfully shipping the Attachment “A” Colomac Mine Assets on the 2008 Ice Road and that accordingly, it is agreed that Buyer may be required, at any stage of transportation, at Buyer’s risk and expense to delay the delivery of the Attachment “B” Colomac Mine Assets if such delay could reasonably be expected to assist in the delivery of the Attachment “A” Colomac Mine Assets to the Buyer’s Yard in a timely fashion.

9.                                      General Provisions

9.1                                  Assignment:  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.  This Agreement may not be assigned or transferred in whole or in part without the prior written consent of non-assigning party, which consent shall not be unreasonably withheld.

9.2                                  Authorized Representatives and Notice:  Any notice, request, consent, waiver, or other communication required or permitted to be given hereunder shall be effective only if made or given in writing directed to the parties, and shall be deemed sufficient given only if delivered in person or sent by facsimile transmission, addressed as follows:

If to Seller and/or Seller Guarantor/Contractor, to:

A.M. King Industries Inc.

2875 Feather River Blvd

Oroville, CA, 95965

USA

Attn: Albert M. King

Fax: +1-530-534-6013

with an information copy via e-mail to admin@amking.com

If to Buyer and/or Buyer Guarantor, to:

Vista Gold Corp.

Suite 5, 7961 Shaffer Parkway

Littleton, Colorado 80127 USA

Attn: Frederick H. Earnest

Fax: 720-981-1186

with an information copy via e-mail to fhearnest@vistagold.com

9.3                                  No Waiver:  No delay or failure on the part of any party in exercising any rights hereunder, and no partial or single exercise thereof, shall constitute a waiver of such rights or of any other rights hereunder.

9.4                                  Governing Law: Venue:  The terms and conditions of this Agreement shall be interpreted in accordance with and construed pursuant to the laws of the State of California without application of choice of law rules that might compel application of the law of any other jurisdiction.  Any dispute regarding this Agreement shall be brought in the state or federal courts in and for the State of California and, for such purposes, each of the parties hereby consents to the jurisdiction of such courts.  In the event that notwithstanding the foregoing a court shall determine that the United Nations Convention on Contracts for the International Sale of Goods (the “UN CISG”) applies to this Agreement and/or the transactions contemplated by this Agreement, any provisions hereof that conflict with the UN CISG shall govern.

9.5                                  Severability:  The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of the balance of this Agreement.

9.6                                  Confidentiality:   Neither party hereto shall disclose the financial terms of this Agreement, except as may be required by law.

9.7                                  Compliance with Laws:  The parties shall abide by all  applicable federal, state, local laws, rules, regulations, and governmental orders governing the performance of this Agreement, including without limitation all environmental laws, rules and regulations, and shall each be liable for any fines or assessments levied there under arising out of their respective failure to comply with said laws.  Buyer and each of its contractors, subcontractors, agents, and representative working on the Site shall secure or provide satisfactory evidence of its or their possession of, a Northwest Territories, Canada WCB (Worker’s Compensation Board) identification number, or other equivalent qualification.  Furthermore, Buyer’s representatives while on the Site shall materially comply with all safety, health, and environmental policies and rules and directives communicated to Buyer’s representatives.

9.8                                  Further Actions, Approvals, Licenses and Plans

a) Modifications.  Notwithstanding that the passage of title, risk and payment terms are explicit and fixed, this Agreement may be subject to modification in its operational details in many respects, and the parties agree, principal to principal and through representatives on-site, to cooperate in such operational modification to the fullest to achieve the fundamental goals of Agreement, which is the delivery of the Attachment “A” Colomac Mine Assets to the Buyer’s Yard via the 2008 Ice Road, and the removal or not, at Buyer’s discretion, of the Attachment “B” Colomac Mine Assets by April 30, 2009.  It is desired that all such operational modifications shall be in writing, but it is not essential so long as the parties agree on what is being modified.

b) Third-Party Approvals.  Seller is bound to seek approval of certain actions and transfers from the Minister of Indian Affairs in respect of dismantling and removal of the Attachment “B” Colomac Mine Assets.  The Minister is contractually obligated to not unreasonably withhold or delay such approval, and Seller will forthwith seek such approvals as may immediately be needed and will, throughout the term of this Agreement, assiduously seek to obtain any such further approvals as are necessary.  Buyer agrees to cooperate with Seller in this regard.

c) Seller’s Duties and Constraints.  The Minister of Indian Affairs obliges Seller to comply with general conditions, work plans and work plan covenants, insurance coverage commitments, and to obtain licenses to gain access to the Site and to remove equipment.  Buyer agrees to cooperate with Seller in compliance with these requirements, and Seller agrees, to the fullest, to extend their benefits and scope to Buyer.  It is required and agreed that Buyer’s on-site representative or in his absence, Buyer, will cooperate with Seller to accommodate all the Minister’s requirements.  Seller will make a full copy of all such requirements available to Buyer.

[Remainder of page intentionally left blank]

9.9                                  Counterparts: This document will become effective when executed in counterparts however the parties will countersign the counterparts and exchange fully signed originals by air mail as soon as can be arranged.

Execution Page

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

DEL NORTE COMPANY LTD.

By:	/s/ Dave Horton	Witness :	/s/ Bonnie L. King
Authorized Signatory

Name:	Dave Horton	Name:	Bonnie L. King

Title:	President

A.M. KING INDUSTRIES, INC.

By:	/s/ Albert King	Witness :	/s/ Mary Sears
Authorized Signatory
	Albert King, President	Name:	Mary Sears

MINERA PAREDONES AMARILLOS SA DE CV

By:	/s/ Frederick H. Earnest	Witness :	/s/ Connie Martinez
Authorized Signatory
	Frederick H. Earnest	Name:	Connie Martinez

By:	/s/ Gregory G. Marlier	Witness :	/s/ Howard Harlan
Authorized Signatory
	Gregory G. Marlier	Name:	Howard Harlan

VISTA GOLD CORP.

By:	/s/ Frederick H. Earnest	Witness :	/s/ Connie Martinez
Authorized Signatory
	Frederick H. Earnest, President	Name:	Connie Martinez

Attachment “A” Colomac Mine Assets

10,000 TPD GOLD PROCESSING PLANT—Summary Specification — COLOMAC MINE: - Location— Northwest Territories above Yellowknife, Canada

Summary Description

Scope of supply:

The mill consists of the following major components.

One (1) each used 32’ x 12’ long Hardinge/Koppers SAG mill

Gears, bearings, pedestals

2 - 3400 HP Motors

2 - Falk gear reducers

High speed and low speed coupling

Lubrication systems (gear & main bearings)

Motor starters and controls (including switchgear)

Mill discharge, grates and bolts

Trommel discharge screen

Liner handler and controls

Mill saddles

Feed chute

Miscellaneous items (gear guards, trommel cover, sole and base plates, etc. existing and required for the installation of the mill.

Available spare parts, including cast steel grates, new or used.

Not Included: grinding media

Two (2) each used 14’6” dia. x 28’ long Allis Chalmers ball mills

Gears, bearings and pedestals

3000 HP motors

Falk gear reducer

One only inching drive

High and low speed couplings

Lubrication systems (gear and main bearings)

Motor starter and controls (including switchgear)

Trommel discharge screen

Mill saddles

Miscellaneous items (gear guard, sole and base plates, trommel cover, etc.) existing and required for the installation of the mills.

Available liners

Available spare parts

One (1) each used 54” x 74” Superior gyratory crusher

Serial Number C2271

1000 HP motor

All parts as installed (top and bottom shells, spider assembly, hydroset assembly, mainshaft, etc.

Lube system

Electrical controls

Liners

Spare mantle

Existing spare parts

One (1) each used Teledyne rock breaker with electrical and hydraulic controls, including existing spare parts

One (1) each 7’ Symons / Nordberg shorthead cone crusher

Serial Number 792M

400 HP motor

Lube system

Electrical controls

Existing liners

Spare mantle

Existing spare parts

Specific exclusions:

•                  Up stream and downstream processing equipment

•                  Packing, loading and transport to site

•                  Refurbishing

•                  Installation and installation supervision.

•                  First fill lubricants

•                  Electrical switchgear, control systems and field cabling (other than specified above).

•                  Spares (other than specified above).

Attachment “B” Colomac Mine Assets

10,000 TPD GOLD PROCESSING PLANT—Summary Specification — COLOMAC MINE: - Location— Northwest Territories above Yellowknife, Canada

Summary Description

Scope of supply:

The following list of items, including all existing spare parts, represents those items which Buyer wishes to acquire. These items will be evaluated by Buyer. They will be removed at Buyer’s discretion and cost.

1. Used Ball mill cyclone feed pumps - complete with motors, variable speed drives and spare parts

2. Used SAG mill discharge pumps, complete with motors, variable speed drives and spare parts

3. Used Carbon kiln

4. Used Refinery furnace system

5. Used Lime ball mill system, complete with motor, pinion, lubrication, control panel and electrical switchgear

6. Used Tailings thickener mechanism

7. Used Delkor screen

8. Used 7’ x 20’ vibrating screens

9. Used 5’ x 12’ vibrating screens

10. Used Derrick screens

11. Used Knelson concentrator

12. Major used air compressors

13. Major used process pumps

14. Major used agitator gearboxes and motors

15. Used Mill overhead crane - this should be removed as early as possible contingent with other major equipment removal requiring this crane.

16. Used Pebble mill overhead crane

17. Used Lime mill overhead crane

18. Used Intermediate ore stockpile reclaim feeders

19. Used Pressure strip vessel

20. Used Stripping heat system

21. Used Electro-winning cell(s), complete with control panel and rectifier(s)

22. Used Apron feeder system

23. Used Flotation cell agitators, motors and air blowers

As there is no formal list available, Buyer reserves the right to add other items to this list. Any equipment selected will be limited to mineral processing equipment.

Specific exclusions:

•                  Up stream and downstream processing equipment

•                  Packing, loading and transport to the site

•                  Refurbishing

•                  Installation and installation supervision.

•                  First fill lubricants

•                  Electrical switchgear, control systems and field cabling (other than specified above).

•                  Spares (other than specified above).